UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2021

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8911 NE Marx Dr, Suite A2,

Portland, Oregon 97220

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Exercise Inducement Letters and Issuance of Warrants

As previously reported, from April 19, 2021 through May 12, 2021, Eastside Distilling, Inc. (the “Company”) issued in a private placement Three Million Three Hundred Thousand Dollars ($3,300,000) of principal amount of six percent (6%) secured convertible promissory notes of the Company (“Note” or “Notes”) which notes are convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at an initial conversion price of $2.20, and warrants (the “Existing Warrants”), to purchase up to 900,000 shares of Common Stock (“Warrant Shares”) at an exercise price of $2.65 per Warrant Share.

On July 30, 2021, the Company entered into warrant exercise inducement offer letters (“Inducement Letters”) with the holders of the Existing Warrants (collectively, the “Exercising Holders”) pursuant to which such holders agreed to exercise for cash their Existing Warrants to purchase the 900,000 Warrant Shares in exchange for the Company’s agreement to issue new warrants (the “New Warrants”) to purchase up to 900,000 shares of Common Stock (the “New Warrant Shares”). The New Warrants have substantially the same terms as the Existing Warrants, except that the New Warrants have an exercise price of $3.00 per share, are exercisable five years after they become exercisable, and will become exercisable upon the Company’s receipt of approval from its stockholders to (1) amend its articles of incorporation to increase its authorized common stock to a number of shares that equals or exceeds 17,000,000 shares, and (2) to approve the terms and issuance of the New Warrants. Concurrently therewith, the holders exercised the Existing Warrants for gross proceeds of $2.385 million. The Company used the net proceeds of the exercise of the Existing Warrants for acquisition of capital equipment and general working capital needs.

The Company also agreed to file a registration statement covering the resale of the New Warrant Shares no later than 15 calendar days following the date of the Company’s receipt of stockholder approval as described above pursuant to the same terms and conditions of that certain Registration Rights Agreement by and between the Company and the Holder dated as of April 19, 2021 as if the New Warrant Shares were “Registrable Securities” thereunder.

Pursuant to the Inducement Leters, until the Company shall have obtained stockholder approval, the Company may not make any sale, grant, or other disposition or issuance (or announce any sale, grant or other disposition or issuance) of (i) any Common Stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, or (ii) any rights to reprice any Common Stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, if any such sale, grant, or other disposition or issuance would entitle any person to acquire shares of Common Stock for a consideration per share less than a price equal to the exercise price of the New Warrants in effect immediately prior to such sale, grant, or other disposition or issuance or deemed sale, grant, or other disposition or issuance; provided, however, that the foregoing provisions of this sentence shall not be applicable to any sale, grant, or other disposition or issuance (or announcement of any sale, grant or other disposition or issuance) of any Excluded Securities (as defined in the New Warrants).

The terms of the private offering are more fully set forth in the form of Inducement Letter attached hereto as Exhibit 10.1 and incorporated herein by reference. The New Warrants are subject to the terms and conditions of the form attached hereto as Exhibit 4.1 and incorporated by reference herein.

New Warrant Terms

The following summary of certain terms and provisions of the New Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the New Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the New Warrants is qualified in its entirety by reference to such exhibit.

Duration and Exercise Price

The New Warrants are exercisable from and after the date on which the Company’s receipt of approval from its stockholders to (1) amend its articles of incorporation to increase its authorized common stock to a number of shares that equals or exceeds 17,000,000 shares, and (2) to approve the terms and issuance of the New Warrants, and the New Warrants expire five years after the date on which they first become exercisable. The New Warrants are exercisable at an exercise price per share of common stock equal to $3.00 per share. The holder of a New Warrant will not be deemed a holder of the underlying common stock until the New Warrant is exercised. No fractional shares of common stock will be issued in connection with the exercise of the New Warrants. Instead, for any such fractional share that would have otherwise been issued upon exercise of a New Warrant, the Company will, at its election, either pay a cash adjustment in respect of such fraction or round such fraction up to the next whole share.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice, provided that payment in full for the number of shares of the Company’s common stock purchased upon such exercise is delivered to the Company in accordance with the terms of the New Warrants (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the New Warrant to the extent that the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would own more than 9.99% of the Company’s outstanding common stock immediately after exercise. The holder, upon at least 61 days notice to the Company, may increase or decrease this beneficial ownership limitation, so long as such limitation does not exceed 9.99%.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the shares of common stock underlying such New Warrant under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Right as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of such holder’s ownership of shares of the Company’s common stock, the holders of the New Warrants do not have the rights or privileges of holders of common stock with respect to the shares of common stock underlying the New Warrants, including any voting rights, until they exercise their New Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the New Warrants and generally including any reorganization, recapitalization, or reclassification of the Company’s common stock, the sale, transfer, or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the Company’s outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the Company’s outstanding common stock, the holders of the New Warrants will be entitled to receive upon exercise of the New Warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the New Warrants immediately prior to such fundamental transaction.

Subsequent Equity Sales

If, at any time after the Company has obtained stockholder approval and while any New Warrant is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock (other than “Excluded Securities”, as defined in the New Warrants) (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) entitling any person to acquire shares of Common Stock for a consideration per share less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount price (calculated to the nearest one-hundredth of a cent) on a weighted average basis.

The foregoing description of the Inducement Letters and the New Warrants does not purport to be complete and is qualified in its entirety by reference to the form New Warrant and forms of Inducement Letter filed herewith. For further discussion of the terms of the Existing Warrants, see the Company’s Current Report on Form 8-K, filed with the SEC on April 23, 2021 which portions describing the Existing Warrants are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The Company offered and sold the New Warrants pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 2, 2021, Eastside issued a press release, the text of which is furnished as Exhibit 99.1 to this current report.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of Eastside under the Securities Act of 1933, as amended, or the Exchange Act, the information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events

The Company has determined to (i) add a new proposal to the Company’s proxy statement dated July 6, 2021 in order to approve the terms and issuance of the New Warrants, and (ii) postpone the 2021 annual meeting of stockholders, which was originally scheduled for August 19, 2021, to September 13, 2021 in order to provide additional time for stockholders to review the additional proposal and cast their vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1 10.1	Form of New Warrant Form of Inducement Letter
99.1	Press Release dated August 2, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2021

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Financial Officer